Livingston & Haynes, P.C.
                          Certified Public Accountants
                                 40 Grove Street
                               Wellesley, MA 02181
                                 (617) 237-3339

                                         Member AICPA Division  for CPA Firms
                                         Private Companies Practice Section
                                         SEC Practice Section



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Anchor Strategic Assets Trust on the amended Form N-1A our report dated January 14, 1998, appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the captions, "Condensed Financial Information and Selected Per Share Data and Ratios".




LIVINGSTON & HAYNES
Wellesley, Massachusetts
April 26, 1998




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